UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2024

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2024, Orgenesis Maryland LLC (“Orgenesis Maryland”), a subsidiary of Orgenesis Inc. (the “Company”), entered into an amended and restated promissory note (the “Note”) with Jacob Safier (the “Lender”), pursuant to which the Lender agreed to loan Orgenesis Maryland an additional amount of $750,000 and amend the terms of the parties’ original promissory note, dated as of June 26, 2024, in the principal amount of $250,000, for a total principal amount of $1,000,000 under the Note (the “Loan Amount”). The Loan Amount shall bear interest at a rate of 10% per annum (based on a 365-day year) and shall become due and payable on December 31, 2024. The Loan Amount plus accrued interest may be prepaid by Orgenesis Maryland in whole or in part at any time without the prior written approval of the Lender.

If Orgenesis Maryland, the Company or any subsidiary of the Company completes a transaction or series of related transactions pursuant to which Orgenesis Maryland, the Company or any subsidiary of the Company issues and sells any of its equity securities following the date of the Note for an aggregate gross proceeds of at least $15 million, the Note holder may require repayment in full of the then outstanding principal amount and all accrued and unpaid interest on the Note.

As partial consideration for the entry into of the Note, the Company agreed to issue to Lender five-year warrants to purchase an aggregate of 970,873 shares of common stock of the Company at an exercise price of $1.03 per share. If Orgenesis Maryland fails to pay timely the amounts due under the Note on the maturity date, the Company shall issue to Lender additional five-year warrants to purchase an aggregate of 970,873 shares of common stock of the Company at an exercise price of $1.03 per share.

The Note contains certain specified events of default, the occurrence of which would entitle the Lender to immediately demand repayment of all obligations under the Note. Such events of default include, among others, the commencement of bankruptcy or insolvency proceedings against Orgenesis Maryland, breaches of any agreements under the Note after a cure period, and failure to make payments under the Note.

The foregoing summary of each of the Note and the form of warrant described herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each such document attached as Exhibit 10.1 and 4.1, respectively, to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included under Item 1.01 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

Each of the warrants to be issued pursuant to the Note and the shares of common stock of the Company issuable upon exercise of such warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and shall be exempt from registration under Section 4(a)(2) of the Securities Act as a transaction not involving a public offering. The information contained in Item 1.01 above is hereby incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Form of Warrant to be issued to Jacob Safier
10.1	Amended and Restated Promissory Note, dated as of August 23, 2024, by and between Orgenesis Maryland LLC, Jacob Safier and Orgenesis Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: August 26, 2024	By:	/s/ Victor Miller
Victor Miller
Chief Financial Officer, Treasurer and
Secretary